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                                                               Exhibit 11.1

                            The CIVISTA Corporation
                       Computation of Earnings Per Share


                                                                                     For the Three-Months
                                                                                        December 31,
                                                                            --------------------------------------
                                                                                 1993                   1992
                                                                             ------------           ------------
Computation of primary earnings per share:

Weighted average number of common shares outstanding                          3,489,591                 3,472,774

Add common stock equivalents for shares issuable under
   stock option plan (1)                                                        152,758                   103,592
                                                                          -------------           ---------------

   Weighted average number of shares outstanding
   adjusted for common stock equivalents                                      3,642,349                 3,576,366
                                                                          =============           ===============

Net earnings                                                              $   2,980,578                 2,938,029
                                                                          =============           ===============

Primary earnings per share                                                $         .82                       .82
                                                                          =============           ===============



   (1) Additional shares issuable were derived under the treasury stock method using average market price during the period.
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